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                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): October 16, 2003

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
        (State or other jurisdiction                 (Commission                         (I.R.S. Employer
              of incorporation)                     File Number)                        Identification No.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

         This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based on knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Southern California Edison Company.  Southern
California Edison Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events.

         As previously reported, Southern California Edison Company entered into a litigation settlement agreement with the California Public Utilities Commission (CPUC) in October 2001.  The settlement agreement allowed the company to recover $3.6 billion of past procurement-related costs through a regulatory balancing account known as the PROACT, but also prohibited the company from paying any dividends to its parent, Edison
International, during the period that the costs were being recovered.  The recovery of the past procurement-related costs was completed by July 31, 2003.  On October 14, 2003, the CPUC's Energy Division
notified the company that the division completed its final review of PROACT accounting and eliminated the PROACT account effective August 14, 2003.

         As of September 30, 2003, Southern California Edison's common equity to total capitalization ratio for ratemaking purposes was approximately 54%.  The CPUC-authorized level for the company is 48%.  Therefore, on
October 16, 2003, the company transferred through a dividend to Edison International $945 million of equity that exceeded the authorized level.  The purpose of the transfer was to begin to rebalance Southern California
Edison's capital structure in accordance with the CPUC's requirements.  Following the transfer, the ratio is expected to be approximately 49% as of October 31, 2003.

         Dividends from Southern California Edison to Edison International are subject to CPUC directives that
Southern California Edison maintain a balanced capital structure consistent with levels authorized in CPUC ratemaking decisions, establish its dividend policy as though it were a comparable stand-alone utility company, and give first priority to the capital requirements of the utility as necessary to meet its obligation to serve its customers.

         Southern California Edison believes that rebalancing its capital structure and resuming common stock dividends are important steps in restoring the company's financial integrity and enabling the company to provide continued reliable service to its customers.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                SOUTHERN CALIFORNIA EDISON COMPANY
                                                                             (Registrant)

                                                                     /S/ KENNETH S. STEWART
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                                                                        KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

Date:  October 16, 2003